Exhibit 99.1

P R E S S R E L E A S E

Media Contact:

For Immediate Release:	HealthStream, Inc. Mollie Condra, Ph.D. Associate Vice President, Investor Relations & Communications (615) 301-3237 Mollie.condra@healthstream.com

HealthStream Acquires Morrisey Associates

Nashville, Tenn. (August 8, 2016) – HealthStream, Inc. (NASDAQ: HSTM), a leading provider of workforce development, patient experience, and provider solutions for the healthcare industry, today announced that it has acquired Morrisey Associates, Inc., a Chicago-based subsidiary of Morrisey Holdings, Inc. Through this transaction, HealthStream’s Provider Solutions segment gains a wide array of market leading products for credentialing and privileging healthcare professionals, adding to its Echo line of solutions. HealthStream’s innovative approach to talent management supports healthcare organizations’ needs to manage their workforce along multiple dimensions, including the management of their qualifications and competencies. The acquisition of Morrisey Associates further enables HealthStream to provide an expanded solution set for both of these needs.

“Ensuring that you have qualified healthcare providers is the first step for all healthcare organizations in delivering quality care to patients—and that’s why we are committed to offering the best provider solutions in the healthcare industry,” said Robert A. Frist, Jr., chief executive officer, HealthStream. “With the acquisition of Morrisey Associates, HealthStream gains an expanded source of market leading credentialing and privileging solutions, delivering important synergies for innovation in this key area of healthcare organizations’ workforce requirements.”

Hospitals are responsible for ensuring the highest quality of care possible for patients and, therefore, credentialing is mandatory. Credentialing is the process by which hospitals evaluate and verify the qualifications of their healthcare providers to ensure that each practitioner possesses the necessary qualifications to provide medical services to patients. Once a practitioner is credentialed, the hospital will assess his/her competencies in a specific area of patient care through a process known as privileging. The Joint Commission requires ongoing, periodic assessments of practitioners’ competencies and performance for maintaining accreditation. The acquisition of Morrisey Associates adds to our products that support every step in these processes.

MSO for the Web™ (MSOW), Morrisey Associates’ Web-based provider credentialing software, streamlines the entire credentialing process, from onboarding through reappointment, by eliminating paper-based, manual administrative tasks. It automates online applications, primary source verifications, contract and network management, credentialing packet reviews, and peer reviews. Also, Morrisey Associates’ Privilege Content and Criteria Builder™ (PCCB) helps healthcare organizations verify that clinical practitioners are qualified to perform specific procedures using a robust criteria-based system. Morrisey Associates offers a comprehensive,

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vetted library of delineated privileges for more than 100 adult and pediatric specialties, encompassing physicians, advanced practice allied health professionals, and non-physician specialties. Hospitals also receive a list of stand-alone privileges and procedures that may be available for one or more specialties.

As president of HealthStream’s provider solutions business, Michael Sousa will assume executive leadership of Morrisey Associates, a HealthStream Company. “I look forward to welcoming Morrisey Associates’ customers and employees to HealthStream,” said Michael Sousa. “We are excited that our portfolio of provider solutions now includes MSOW, PCCB, and the experienced consulting team from Morrisey Associates. We believe that the expertise, resources, and capabilities of HealthStream, Echo, and now Morrisey Associates will combine to deliver innovation that yields the most advanced platform, proprietary content, and validated data to accelerate and optimize medical staff credentialing and privileging for hospitals.”

“As the founder of Morrisey Associates, I have always been committed to providing superior products and services to help our customers deliver excellent patient care,” said Jerry Zoldan, chief executive officer, Morrisey Associates. “As the industry continues to change and we sought a strategic partner to further our goals, HealthStream was a perfect fit. We are both focused on providing exceptional credentialing and privileging solutions and everyone at Morrisey Associates is excited by the opportunities that this transaction brings to our customers and employees.”

For the year ended December 31, 2015, Morrisey Associates reported $12.8 million in revenues. Operating income for the same period was approximately $4.4 million and the 2015 operating results included approximately $180,000 in depreciation and amortization expense.

Terms of the Transaction: HealthStream, through its wholly-owned subsidiary, Echo, Inc., acquired Morrisey Associates, Inc. for approximately $48.0 million in cash.

Updated Financial Outlook for 2016: The Company is updating its guidance for the full-year 2016 to reflect the projected financial impact from the acquisition of Morrisey Associates. The Company expects Morrisey Associates to add approximately $2.0 million to $2.5 million to consolidated revenues for the remainder of 2016 after taking into account the anticipated deferred revenue write-down noted below. Consolidated HealthStream revenues are now expected to increase between 9 percent and 12 percent over full-year 2015.

Generally accepted accounting principles (GAAP) require companies to write down beginning balances of acquired deferred revenue as part of “fair value” accounting as defined by GAAP and the revenue, operating income, and net income of the acquired Morrisey Associates business and HealthStream in 2016 will be adversely impacted by this accounting requirement.

The Company now expects that consolidated operating income will decrease between 10 percent and 15 percent over full-year 2015 results, after taking into account the anticipated deferred revenue write-down in connection with this acquisition. In the third quarter, HealthStream also incurred approximately $1 million in transaction costs for advisory services related to the Morrisey Associates transaction. In addition to the deferred revenue write-downs, which also impact operating income, and the transaction costs noted above, the Company will incur transition and post-closing integration costs and amortization of intangible assets recorded as part of the transaction. All of these costs are also included in the estimates of the year-over-year decrease in operating income.

Morrisey Associates’ results will be reported as part of HealthStream’s Provider Solutions segment.

About HealthStream

HealthStream (NASDAQ: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by, collectively, over 4.5 million healthcare employees in the U.S. for workforce development, training & learning management, talent management, performance assessment, and managing simulation-based education programs. Our research solutions provide valuable insight to healthcare providers to meet HCAHPS requirements, improve the patient experience, engage their workforce, and enhance physician alignment. Our provider solutions offer healthcare providers innovative tools to support healthcare organizations in appropriately credentialing and privileging their workforce. Based in Nashville, Tennessee, HealthStream has additional offices in Laurel, Maryland; Brentwood, Tennessee; Pensacola, Florida; Jericho, New York; Boulder; Colorado; and San Diego, California. For more information, visit http://www.healthstream.com or call 800-933-9293.

This press release includes certain forward-looking statements (statements other than soley with respect to historical fact), including statements regarding expectations for the financial performance of HealthStream and the acquired Morrisey Associates business for 2016, and statements regarding the expected performance of the acquired Morrisey Associates business and the potential benefits of such acquisition to HealthStream, that involve risks and uncertainties regarding HealthStream. These statements are based on management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including, without limitation, as the result of risks referenced in the Company’s Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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